                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     UNITED AMERICAN HEALTHCARE CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

UNITED AMERICAN LOGO

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 13, 1997

To The Shareholders of United American Healthcare Corporation:

     Please take notice that the 1997 Annual Meeting of Shareholders of United American Healthcare Corporation will be held on Thursday, November 13, 1997 at 10:30 a.m. (eastern standard time) at the Crowne Plaza Hotel, Detroit, Michigan, for the purpose of:

          1. electing three directors to serve for three-year terms;

          2. approving the appointment of Arthur Andersen LLP as independent auditors of the Company for the 1998 fiscal year;

          3. acting on such other business as may properly come before the meeting.

     You are cordially invited to attend the 1997 Annual Meeting.

     Holders of Common Shares of record at the close of business on October 6, 1997, will be entitled to vote at the meeting. A list of such shareholders will be available for inspection during normal business hours from November 3, 1997 through November 12, 1997 at the offices of Raymond & Walsh, P.C., 35055 West Twelve Mile Road, Suite 114, Farmington Hills, Michigan 48331, and at the Crowne Plaza Hotel on the date of the Annual Meeting.

     A Proxy Statement, an Annual Report on Form 10-K, and a Proxy Card are enclosed with this Notice. Each shareholder is urged to execute and return the enclosed Proxy promptly. In the event a shareholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote the shares in person.

     In order to help us plan for the meeting, please mark the appropriate box on your Proxy Card telling us if you will be attending. Upon receipt of your card, an admission card will be sent to you.

                                          By Order of the Board of Directors

                                          Anita C.R. Gorham, Secretary

Detroit, Michigan
October 22, 1997

                     UNITED AMERICAN HEALTHCARE CORPORATION
                     1155 BREWERY PARK BOULEVARD, SUITE 200
                            DETROIT, MICHIGAN 48207

                                                                October 22, 1997

                                PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors of United American Healthcare Corporation ("Company") in connection with its solicitation of proxies for use at the 1997 Annual Meeting of Shareholders on November 13, 1997, and at any and all adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed on or about October 22, 1997. The Company's Annual Report on Form 10-K (including audited financial statements) for the fiscal year ended June 30, 1997 is enclosed with this Proxy Statement.

     If the proxy is properly executed and returned, the Common Shares it represents will be voted at the 1997 Annual Meeting in accordance with the instructions noted thereon. If no instructions are indicated, it will be voted:
(1) FOR the nominated directors; (2) FOR the appointment of auditors; and (3) FOR or AGAINST such other matters as may properly come before the meeting in the discretion of the proxy holders. The Board of Directors recommends a vote FOR Items 1 and 2.

     The Company's management knows of no matter to be brought before the meeting which is not referred to in this Proxy Statement. If, however, any other matter comes before the meeting, the proxy will be voted in accordance with the judgment of the person or persons voting such proxy, unless the proxy contains instructions to the contrary. Any shareholder executing a proxy has the power to revoke it at any time before it is voted by submitting a duly executed proxy bearing a later date, by delivering written notice of such revocation to the Company's Secretary prior to the 1997 Annual Meeting or by attending the 1997 Annual Meeting and orally withdrawing the proxy. The cost of this solicitation is being paid for by the Company.

     The outstanding voting securities of the Company consist of no par value common shares ("Common Shares"), of which 6,578,356 were issued and outstanding at the close of business on October 6, 1997, the record date for determining voting rights. The Company has no other class of voting securities outstanding. Each share issued and outstanding on October 6, 1997, will be entitled to one vote. Shareholders do not have cumulative voting rights.

     The shareholder votes cast for all items considered at the meeting will be calculated by an officer of Harris Trust and Savings Bank, the Company's Registrar and Transfer Agent, as the Board designated Inspector of Election. The Inspector of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, determine the result, and do such acts as are proper to conduct the election. Abstentions will neither be counted for nor against any action for which cast.

ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with terms expiring on three successive annual meeting dates. At the 1997 Annual Meeting to be held on November 13, 1997, the following three persons are the nominees of the Board of Directors for election as directors to serve for three-year terms expiring at the annual meeting of shareholders in the year 2000, or until their successors are duly elected and qualified: Emmett S. Moten, Jr., Louis J. Nicholas and William B. Fitzgerald, Esq. The Common Shares represented by your proxy, unless otherwise specified, will be voted FOR the election of these nominees. A vote of a majority of the shares represented by proxy and in person is required to elect each of the nominees to the Board of Directors for the term indicated.

     Certain information concerning the nominees and directors (including information furnished to the Company at its request as to securities beneficially owned by such persons as of September 19, 1997) is set forth below. No nominee or director owns more than 6.6% of all outstanding Common Shares, the only class of outstanding voting securities. All nominees are presently serving as directors. Each of the nominees consented to be nominated and agreed to serve if elected. If any nominee is unable to serve (an event which is not anticipated), the proxies will be voted for a substitute nominee designated by the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2000
(INCLUDING BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS)

EMMETT S. MOTEN, JR. (AGE 53)

     Emmett S. Moten, Jr. has been a director of the Company since 1988. He is Chairman of the Board's Audit Committee and a member of its Compensation and Finance, Investment and Planning Committees. Since October 1996 Mr. Moten has been the President of Moten Associates, a real estate development and accounting firm. From July 1988 to October 1996, he was Vice President of Development for Little Caesar Enterprises, Inc., a national fast food franchise concern. Prior to assuming that position, Mr. Moten was Director of the Community & Economic Development Department for the City of Detroit for almost ten years. Mr. Moten does not own any Common Shares of the Company.

LOUIS J. NICHOLAS (AGE 58)

     Louis J. Nicholas joined the Company in May 1993 as a Senior Vice President and a director of the Company. Mr. Nicholas is a member of the Board's Compensation Committee. He is also a Director, Chairman, President and CEO of Corporate Healthcare Financing, Inc. ("CHF"), a wholly owned Subsidiary of the Company. He was formerly the sole shareholder of CHF, Inc., the general partner of CHF-HPM Limited Partnership. Mr. Nicholas beneficially owns directly and indirectly 162,720 Common Shares.

WILLIAM B. FITZGERALD, ESQ. (AGE 55)

     William B. Fitzgerald, Esq. was appointed to the Board of Directors in April 1997. He is a member of the Board's Finance, Investment and Planning Committee. From 1989 to present, Mr. Fitzgerald has been a principal of the Fund Administration Services in Grosse Pointe Farms, Michigan, providing management and consulting services to self-funded insurance programs. Since 1990, he has also been an attorney at the law firm of Timmis and Inman in Detroit, Michigan. Mr. Fitzgerald beneficially owns directly 33,346 Common Shares.

DIRECTORS WITH TERMS EXPIRING IN 1999
(INCLUDING BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS)

JULIUS V. COMBS, M.D. (AGE 66)

     Julius V. Combs, M.D. has been the Company's Chairman of the Board and Chief Executive Officer, as well as a director of the Company since its inception. He is Chairman of the Board's Executive Committee and is a member of the Board's Compensation and Finance, Investment and Planning Committees. Dr. Combs is also a director and Chairman of UltraMedix, Chairman Emeritus of the Board of Trustees of OmniCare Health Plan, Michigan ("OmniCare-MI"), and President and director of OmniCare-TN. Dr. Combs was in private medical practice from 1964 to 1995. Dr. Combs owns beneficially 434,143 Common Shares.

RONALD R. DOBBINS (AGE 62)

     Ronald R. Dobbins has been President and Chief Operating Officer, as well as a director, of the Company since 1984. Mr. Dobbins is Chairman of the Board's Finance, Investment and Planning Committee and a member of the Board's Executive and Compensation Committees. Mr. Dobbins is Chief Executive Officer and President of OmniCare-MI, as well as a member of its Board of Trustees. He is also a director of OmniCare-TN and UltraMedix. He is a member of the Board of Directors of Michigan National Corporation/Michigan National Bank and a member of the Board of Directors of Golden State Mutual Life Insurance Company. Mr. Dobbins is also a member of the governing board of American Association of Health Plans. Mr. Dobbins beneficially owns directly 264,405 Common Shares.

WILLIAM C. BROOKS (AGE 67)

     William C. Brooks was appointed to the Board of Directors in September 1997. He is a member of the Board's Finance, Investment and Planning Committee. Mr. Brooks retired in 1997 from General Motors Corporation, Detroit, Michigan, as a Vice President, Corporate Affairs, after serving in various executive positions beginning in 1973. He is a member of the Board of Directors of Louisiana-Pacific, DTE Energy Company and Detroit Edison Company, and Chairman of Entech Human Resources Consulting Services, Inc. Mr. Brooks does not own any Common Shares.

DIRECTORS WITH TERMS EXPIRING IN 1998
(INCLUDING BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS)

ANITA C.R. GORHAM (AGE 56)

     Anita C.R. Gorham has been the Company's Secretary and a director since 1984. She is Chairwoman of the Board's Compensation Committee, and a member of its Executive and Nominating Committees. Ms. Gorham is a member of the Board of Trustees of OmniCare-MI. Ms. Gorham has been employed by Central Michigan University, Troy, Michigan since 1987. She has served as Academic Advisor and Regional Manager for Academic Services. She is currently Associate Director for Professional Development and a faculty member. Ms. Gorham is also a faculty member at Detroit College of Business. Ms. Gorham beneficially owns 23,436 common shares.

HARCOURT G. HARRIS, M.D. (AGE 69)

     Harcourt G. Harris, M.D. has been a director of the Company since 1985. He is Chairman of the Board's Nominating Committee and a member of its Executive Committee. He is also Chairman of the Board of Trustees of OmniCare-MI. Dr. Harris, now retired, has been involved in the private practice of medicine for thirty years, specializing in internal medicine. Dr. Harris beneficially owns directly and indirectly 30,907 Common Shares.(a)

VIVIAN L. CARPENTER, PH.D. (AGE 44)

     Vivian L. Carpenter, Ph.D. was appointed to the Board of Directors in April 1997. She is a member of the Board's Audit, Executive and Nominating Committees. Dr. Carpenter is Assistant Dean and Associate Professor of Accounting at Florida A&M University's School of Business and Industry, Tallahassee, Florida, where she has served in that capacity since June 1995. Prior to that, she had served as Associate Professor and Director of Academic Programs at Florida A&M from August 1992. Dr. Carpenter beneficially owns directly 10,000 Common Shares.

RONALD M. HORWITZ, PH.D. (AGE 59)

     Ronald M. Horwitz, Ph.D. was appointed to the Board of Directors in April 1997. He is a member of the Board's Audit and Finance, Investment and Planning Committees. Dr. Horwitz is a Professor of Finance at Oakland University School of Business Administration, Rochester, Michigan where he has served in that capacity since 1991. Dr. Horwitz is also the Principal of Ronald M. Horwitz and Assoc., Financial Consultants, and a director of Providence Hospital and Medical Centers. Dr. Horwitz beneficially owns indirectly 500 Common Shares.(b)

BOARD COMMITTEES, ATTENDANCE AND FEES

     During the fiscal year ended June 30, 1997, the Company's Board of Directors held nine (9) meetings. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and

---------------

(a) Includes 27,421 Common Shares jointly held with spouse.

(b) The Common Shares are held of record in the name of his wife's trust, Carol Horwitz Living Trust.

applicable committee meetings, except as specifically noted herein. The Board of Directors has five (5) active standing committees which facilitate the carrying out of its responsibilities.

     The Executive Committee, which met four (4) times during the 1997 fiscal year, is empowered to exercise, in the intervals between the meetings of the Board of Directors, the powers of the Board as it relates to the management of the business and affairs of the Company. Members of this Committee are Dr. Combs (Chairman), Mr. Dobbins, Dr. Harris and Ms. Gorham.

     The Audit Committee, which met six (6) times during the 1997 fiscal year, is empowered to recommend to the Board of Directors certified public accountants to conduct audits of the account and affairs of the Company, and to review accounting objectives and procedures of the Company, findings and reports of the independent certified public accountants, and make such reports and recommendations to the Board of Directors as it deems appropriate. The Bylaws of the Company require that the members of the Audit Committee all be "independent directors" (as defined in the Company's Articles of Incorporation). Members of this Committee are Mr. Moten (Chairman), Dr. Carpenter and Dr. Horwitz.

     The Finance, Investment and Planning Committee, which met ten (10) times during the 1997 fiscal year, is empowered to make recommendations to the Board of Directors on financial matters, short and long term investments and business planning matters. Members of the Committee are Mr. Dobbins (Chairman), Dr. Combs, Mr. Moten, Dr. Horwitz, Mr. Fitzgerald and Mr. Brooks.

     The Compensation Committee, which met three (3) times during the 1997 fiscal year, is empowered to make recommendations to the Board of Directors relating to the overall compensation arrangements for officers and staff of the Company, and to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and directors of the Company are eligible to participate. Members of the Committee are Ms. Gorham (Chairwoman), Dr. Combs, Mr. Dobbins and Mr. Nicholas. See also, "Executive Compensation, Compensation Committee Report" as set forth herein.

     The Nominating Committee, which met one (1) time during the 1997 fiscal year, is empowered to present to the Board of Directors, whenever vacancies occur or terms are expected to expire, names of individuals who would make suitable directors of the Company and to advise appropriate officers of the Company on matters relating to the organization of the Board of Directors. Nominations of persons as candidates for election as directors may be made by any shareholder of the Company entitled to vote for the election of directors, who complies with the notice provisions of the Company's Bylaws, summarized as follows: Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder's intent to make such nomination or nominations has been given in and received at the principal executive offices of the Company not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of both the shareholder who intends to make the nomination and the person(s) to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected. Members of the Committee are Dr. Harris (Chairman), Dr. Carpenter and Ms. Gorham.

     Each of the directors of the Company receives $250 for each Board of Directors' meeting and each Board committee meeting attended. In addition, each director who is not also an employee of the Company received an annual stipend of $15,000 as compensation for director services. Directors are also entitled to reimbursement for reasonable out-of-pocket expenses incurred in providing services to the Company in their capacities as directors.

ITEM 2 -- PROPOSAL TO RATIFY SELECTION OF INDEPENDENT ACCOUNTANTS

     The Executive Committee of the Board of Directors of the Company, upon the recommendation of the Board's Audit Committee, has recommended the appointment of Arthur Andersen LLP as independent public accountants and auditors in connection with the Company's accounting matters to include timely quarterly reviews of the consolidated financial statements and an annual audit of the accounts of the Company and its subsidiary companies, and such other audits of the Company's related activities as may be required for the fiscal year ending June 30, 1998. The Audit Committee initiated a Request for Proposal ("RFP") process in July 1997, in order to select a single firm which would audit the Company and its subsidiaries. Currently, the Company engages multiple audit firms to audit the Company and its subsidiaries. In making its recommendation, the Audit Committee gave consideration to the general reputation of those firms which responded to the RFP and a review of each such firm's proposed terms of engagement. A representative of Grant Thornton LLP is expected to be present at the 1997 Annual Meeting to make a statement, if requested, and be available to respond to questions with respect to the 1997 audit. A representative of Arthur Andersen LLP is also expected to be present at the 1997 Annual Meeting to make a statement, if requested, and be available to respond to questions with respect to the 1998 audit.

     In the event the proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent accountants for the 1999 fiscal year. However, because of the expense and difficulty of making a substitution after the beginning of a fiscal year, it is planned that the appointment for the 1998 fiscal year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

     The Board of Directors considers Arthur Andersen LLP to be well qualified to serve as the independent accountant for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR THE 1998 FISCAL YEAR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the meeting. If other matters properly come before the meeting, the persons named as proxy holders will vote on them in accordance with their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and telegraph, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Common Shares held of record by such persons and may verify the accuracy of marked proxies by contacting record and beneficial owners of Common Shares. The cost of the foregoing solicitation activities is expected to be nominal.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table set forth the annual salary, bonus and all other compensation awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers whose respective salary and bonus exceeded $100,000.00.

                                         ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                          -------------------------------------------------   -------------------------------
                                                                                     AWARDS           PAYOUTS
                                                                              ---------------------   -------
                                                                              RESTRICTED
        NAME AND                                           OTHER ANNUAL         STOCK      OPTIONS/    LTIP/        ALL OTHER
   PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)     COMPENSATION($)       AWARDS       SARS     PAYOUTS   COMPENSATION($)(1)
   ------------------     ----   ---------   --------     ---------------     ----------   --------   -------   ------------------
JULIUS V. COMBS, M.D....  1997    327,957         --              --                --          --        --           7,500
Chairman of the Board,    1996    295,392    176,800              --                --          --        --           7,500
Chief Executive Officer   1995    292,712         --              --                --          --        --           7,997
and Director
RONALD R. DOBBINS.......  1997    327,957         --              --                --          --        --           7,500
President, Chief          1996    295,392    163,200              --                --          --        --           7,500
Operating Officer         1995    292,712         --              --                --          --        --           8,377
and Director
LOUIS J. NICHOLAS.......  1997    476,316         --              --                --          --        --           7,500
Senior Vice President,    1996    426,556         --              --                --          --        --           7,500
Chief Executive Officer,  1995    384,760         --              --                --          --        --           7,500
CHF and Director
JAGANNATHAN VANAHARAM...  1997    197,134         --              --                --          --        --           7,500
Senior Vice President,    1996    170,434         --              --                --          --        --           7,500
Finance and Treasurer     1995    158,045         --              --                --          --        --           7,233
WILLIAM C. SHARP,
  M.D...................  1997    196,064         --              --                --          --        --           7,500
Vice President,           1996    178,651         --              --                --          --        --           7,500
Medical Services          1995    182,484         --              --                --          --        --           4,375

-------------------------
(1) Represents the Company's annual contribution to the 401(K) Savings Plan.

STOCK OPTION PLANS

     The Company has adopted a stock option plan (the "Plan"), under which 331,250 common shares are presently reserved for issuance upon exercise of options granted under the Plan. No options have been granted under the Plan. Under the Plan, incentive stock options may be granted to employees, and non-incentive stock options may be granted to employees, directors and such other persons as the Board of Directors (or a committee appointed by the Board) determines will contribute to the Company's success, at exercise prices equal to at least 100% of the fair market value of the common shares on the date of grant. In addition to administering the Plan, the Board (or the committee) determines the number of common shares subject to each option, the term of each non-incentive stock option, and the time or times when the non-incentive stock option becomes exercisable, though in no event may the option be exercisable prior to one year after the date of grant. Incentive stock options are granted for a term of five years, and are exercisable cumulatively at the rate of 25% per year commencing one year after the date of grant.

     The Company's Employee Stock Purchase Plan ("ESPP"), which became effective October 1996, enables all eligible employees of the Company to subscribe for shares of common stock on an annual offering date at a purchase price which is the lesser of 85% of the fair market value of the shares on the first day or the last day of the annual period. Employee contributions to the ESPP for 1997 were approximately $.2 million. 200,000 common shares were reserved for issuance. Pursuant to the ESPP, 42,415 shares were issued subsequent to year end for the period ended June 30, 1997.

     The Company has not granted any stock options under its Stock Option Plan, or any Stock Appreciation Rights, nor did it grant any awards under a long-term incentive plan during fiscal year 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MEMBERS OF MANAGEMENT

     Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting control or investment power over such security. The following are the only holders which are known by the Company to own beneficially more than 5% of its Common Shares as of September 19, 1997.

                                                                                     PERCENT OF
                    NAME AND ADDRESS                      NUMBER OF COMMON SHARES    OUTSTANDING
                  OF BENEFICIAL OWNER                       BENEFICIALLY OWNED      COMMON SHARES
--------------------------------------------------------  -----------------------   -------------
**Julius V. Combs, M.D.(1)(2)...........................          434,143             6.6%
  Richard M. Brown, D.O.(3)(4)..........................          411,727             6.3%

-------------------------
** Director of the Company

(1) The address for Dr. Combs is 1155 Brewery Park Boulevard, Suite 200, Detroit, Michigan 48207.

(2) All Common Shares are held with spouse or other person as joint tenants.

(3) Dr. Brown's address is 1200 Ardmoor, Birmingham, Michigan 48010.

(4) All Common Shares are held in the name of a trust.

     The following table sets forth the Common Shares held by the Chief Executive Officer and the four most highly compensated executive officers of the
Corporation:

                                                                                     PERCENT OF
                   NAME AND ADDRESS*                      NUMBER OF COMMON SHARES    OUTSTANDING
                  OF BENEFICIAL OWNER                       BENEFICIALLY OWNED      COMMON SHARES
--------------------------------------------------------  -----------------------   -------------
Julius V. Combs, M.D. ..................................         See Above           See Above
Ronald R. Dobbins.......................................           264,405             4.0%
Louis J. Nicholas.......................................           162,720             2.5%
Jagu Vanaharam..........................................           107,777             1.6%
William C. Sharp, M.D. .................................             6,185              **

-------------------------
 * See table below for addresses.

** Percentage of Common Shares beneficially owned does not exceed 1%.

     The following table sets forth certain information, as of September 19, 1997, concerning the beneficial ownership of Common Shares held by (i) each shareholder known by the Company to own more than 5% of the Common Shares, (ii) each director of the Company, (iii) each principal officer of the Company, and

(iv) all directors and officers as a group. Except as otherwise noted, each of the persons named below possess sole voting and investment power with respect to all shares set forth opposite his or her name.

                                                                                        PERCENT OF
                    NAME AND ADDRESS                        NUMBER OF COMMON SHARES     OUTSTANDING
                  OF BENEFICIAL OWNER                         BENEFICIALLY OWNED       COMMON SHARES
--------------------------------------------------------    -----------------------    -------------
Julius V. Combs, M.D.(3)(5)(8)..........................             434,143                6.6%
Ronald R. Dobbins(3)(5).................................             264,405                4.0%
Louis J. Nicholas(3)(5)(7)..............................             162,720                2.5%
Harcourt G. Harris, M.D.(1).............................              30,907                  *
William B. Fitzgerald(1)................................              33,346                  *
Anita C. R. Gorham(3)...................................              23,436                  *
Vivian L. Carpenter, Ph.D.(1)...........................              10,000                  *
Ronald M. Horwitz, Ph.D.(1).............................                 500                  *
Jagannathan Vanaharam(2)(9).............................             107,777                1.6%
John S. Zaleskie(2).....................................               4,668                  *
William C. Sharp, M.D.(2)...............................               6,185                  *
Osbie Howard(2).........................................               1,918                  *
Danny H. McNeal(2)(9)...................................                 462                  *
Francisco Ramos(2)(9)...................................                 407                  *
All directors and officers as a group (17 persons)......           1,080,874               16.4%
Richard M. Brown, D.O.(4)(6)............................             411,727                6.3%

-------------------------
 * Percentage of common shares beneficially owned does not exceed 1% of the total common shares outstanding.

(1) Beneficial owner is a director of the Company.

(2) Beneficial owner is an officer of the Company.

(3) Beneficial owner is a director and an officer of the Company.

(4) Dr. Brown's address is 1200 Ardmoor, Birmingham, Michigan 48010.

(5) The address for the listed person is 1155 Brewery Park Boulevard, Suite 200, Detroit, Michigan 48207.

(6) Reflects all shares held of record in the name of a trust having as its Trustee the shareholder indicated.

(7) 47,545 Common Shares are held of record in the name of CHF-HPM Limited Partnership, a Maryland limited partnership, of which Phase V, Inc. a Maryland corporation, is the General Partner. Louis J. Nicholas is the sole shareholder of Phase V, Inc. Mr. Nicholas disclaims beneficial ownership in such common shares for purposes of Section 16 under the Exchange Act. The remaining 115,175 shares are held by Mr. Nicholas directly.

(8) 13,692 Common Shares are held in the name of a trust having Dr. Combs as its Trustee.

(9) Not a reporting person for the purposes of Section 16 of the Securities Exchange Act of 1934.

     Based solely upon a review of Form 4 -- Statement of Changes in Beneficial Ownership, and amendments thereto, furnished to the Company pursuant to Rule 16A-3(e), as promulgated under the Securities Exchange Act of 1934, as amended, the Company believes that all of its officers and directors timely filed their Form 4s, as required, with the Securities and Exchange Commission in compliance with Section 16 of the Securities Exchange Section of 1934, as amended, except for the following individuals during the periods indicated: Dr. Julius V. Combs (October 1996 and May 1997), Ronald R. Dobbins (January 1997), William B. Fitzgerald (April 1997) and Emmett S. Moten, Jr. (October 1996). All the foregoing directors subsequently filed the appropriate form with the SEC for the periods indicated.

EMPLOYMENT AGREEMENTS

     The Company has entered into five-year employment agreements with Dr. Combs and Mr. Dobbins, respectively, initially expiring March 1996, subject to automatic renewal for successive one-year terms, unless terminated by the Company or the executive upon 90 days notice prior to the end of the initial term or the renewal terms, as the case may be. The Agreements have been renewed through March 1998. Under their respective employment agreements, Dr. Combs and Mr. Dobbins each currently receives an annual base salary of $327,957, plus an annual bonus to be based upon specific performance specifications and/or goals to be agreed upon by the Company and the executive, with the bonus payable to Dr. Combs for any year of employment to be not less than 30%, nor more than 60%, of his base salary for such year. No bonus is payable to the executive for any year in which he is employed by the Company for fewer than six months and any bonus will be pro-rated to the extent the executive is employed less than the full year. Dr. Combs and Mr. Dobbins have waived any bonus for the fiscal year ended June 30, 1997.

     Under each employment agreement, the executive may, upon giving 30 days written notice, terminate the agreement in the event there is a change of control or ownership (as defined in the employment agreement) of the Company and the executive's powers and duties significantly change or the executive has good reason (as defined in the employment agreement) to terminate or, as a result of the change of control or ownership, the executive is unable to exercise or perform his powers, functions and duties. In the event of such termination, the executive will receive (i) all monies earned under any Company long-term incentive plan, (ii) a lump sum severance payment equal to his base salary for 36 months at the rate payable at the time notice of termination was given, and
(iii) the bonus which he would otherwise be entitled to for the year in which his employment is terminated. Based upon the executive's current base salary, the Company estimates that the lump sum severance payment payable to each Dr. Combs and Mr. Dobbins under this provision would be approximately $1.1 million for the present fiscal year.

     In the event the executive terminates his employment due to a breach of his employment agreement by the Company, he will receive earned and unpaid salary accrued to the date of termination together with any bonus which would otherwise be payable to him for the year in which the agreement is terminated.

     In the event the executive's employment is terminated without cause by the Company, the executive will receive his base salary until the last day of the 24th full calendar month immediately following such termination, but in no event will the executive be entitled to such payments following his normal retirement date, defined as the August 31st nearest to the date on which the executive attains the age of 65.

     In the event the executive's employment is terminated for cause, death or disability, the executive (or his estate) will receive earned and unpaid salary accrued to the date of termination but shall not be entitled to any bonus which might otherwise be payable to the executive for the year in which his employment is terminated.

     Dr. Combs and Mr. Dobbins have each agreed that for the longer of (i) 12 months from the date of termination of his employment agreement, or (ii) the period during which the executive receives payments under his employment agreement, plus the 12 months immediately following expiration of such period, he will not engage in the development of a managed health care product or service nor render services similar or related to those which he rendered as an employee of the Company in any county in which the Company provides any managed health care product or service or within any contiguous county.

     The Company is also party to an Employment Agreement by and between CHF and Louis J. Nicholas (the "Executive") dated as of May 7, 1993, pursuant to which it agreed to: (i) refrain from impeding the Executive's ability to operate CHF in a prudent manner consistent with maximizing a return for purposes of the Contingent Promissory Note; (ii) elect the Executive to its Board of Directors and as a Senior Vice President; (iii) pay liquidated damages if the Executive is terminated without good cause or good reason, as those terms are defined therein; and (iv) provide Board review of a termination of the Executive for good cause by CHF. In addition, the Employment Agreement provides the Company with the right to cease payments due under the Contingent Promissory Note in the event of a material breach of the agreement by the Executive.

401(K) SAVINGS PLAN

     The Company sponsors a retirement plan intended to be qualified under section 401(k) of the Internal Revenue Code of 1986, as amended. All employees over age 21, other than non-resident aliens, are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 15% of their total salary. Under the plan, the Company makes matching contributions on each employee's behalf, up to a maximum of 5% of each employee's total salary. As of June 30, 1997, 227 employees had elected to participate in the plan. For the fiscal year ended June 30, 1997, the Company contributed $0.6 million to the plan. See the Summary Compensation Table contained herein for additional information.

COMPENSATION COMMITTEE REPORT

     Compensation for the Company's key executives is determined by the Compensation Committee of the Board of Directors. Salaries, bonuses and other compensation of the Company's key executives, including Dr. Combs, are based upon profitability, enrollment levels of the Company's clients, including OmniCare-MI, UltraMedix and OmniCare-TN, revenue growth, return on equity and market share.

     The Committee believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurable superior performance. During the 1997 fiscal year, the Company's executive compensation included a base salary only. Based upon available data, the Company believes the base salaries of its executives were set at the levels of comparable companies in its line of business.

     The Company's Compensation Committee is comprised of Ms. Gorham (Chairwoman), Dr. Combs, Mr. Dobbins, Mr. Moten and Mr. Nicholas (see also "Meetings and Committees of the Board of Directors"). Dr. Combs and Mr. Dobbins do not participate in Compensation Committee meetings during which their own compensation is considered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The ownership, operation and management of the Company involve various potential conflicts of interest, including the relationships and transactions described below. Management of the Company believes that these agreements and transactions have been on terms which are as fair to the Company as could have been obtained from unaffiliated parties.

     MANAGEMENT AGREEMENTS. The Company's management agreements with the managed plans, including OmniCare-MI, OmniCare-TN and UltraMedix, were negotiated between related entities. However, the management agreements were reviewed, revised and approved by the respective Plan's full Board. Future evaluation of the Company's activities under the OmniCare-MI management agreement is made by the Management Review Committee comprised of independent members of the OmniCare-MI Board. No Board member of OmniCare-MI with any interest in the Company is permitted to sit on the Management Review Committee. There presently is no comparable committee which reviews the Company's performance under the management agreements with the other Plans.

     COMMON OFFICERS AND DIRECTORS. As indicated in the chart below, certain officers and directors of the Company are also members of the Board of Trustees/Directors and officers of OmniCare-MI, UltraMedix and OmniCare-TN. Consequently, such individuals are likely to influence the operation of the Company and negotiations and arrangements between the Company and these entities, including the negotiation and operation under respective management agreements. Conflicts of interest may arise relating to matters that are presented to the Company's Board of Directors for consideration and with respect to which the Company and

OmniCare-MI, UltraMedix and OmniCare-TN may have differing interests, including matters relating to the management agreements.

              NAME                      UAHC            OMNICARE-MI        OMNICARE-TN    ULTRAMEDIX
              ----                      ----            -----------        -----------    ----------
Julius V. Combs, M.D. ...........  Chairman, CEO     Chairman Emeritus,    President,     Chairman,
                                   Director          Trustee                Director      Director
Ronald R. Dobbins................  President, COO    President, Trustee    Director       Director
                                   Director
Harcourt G. Harris, M.D. ........  Director          Chairman, Trustee     --             --
Anita C.R. Gorham................  Secretary,        Trustee               --             --
                                   Director
Jagannathan Vanaharam............  Senior Vice       --                    Director,      Director,
                                   President                                Treasurer     Treasurer

     AFFILIATION WITH PRIMARY CARE PROVIDER. Dr. Sharp, Vice President, Medical Services and an officer of the Company, is also affiliated with M.C. Physician Association, P.C., a Primary Care Provider contracting with OmniCare-MI.

     HEALTH INSURANCE BENEFITS FOR COMPANY EMPLOYEES. Health care benefits for some employees of the Company are provided through OmniCare-MI, UltraMedix and, formerly, PPC. For the fiscal year ended June 30, 1997, the Company paid premiums of approximately $1.6 million for such benefits.

     CHARITABLE FOUNDATION. For the fiscal year ended June 30, 1997, the Company made $150,000 in contributions to United American Healthcare Foundation, a Michigan non-profit corporation which assists minority organizations involved in the promotion of health and education. Dr. Combs, Mr. Dobbins, Dr. Francis Kornegay and Mr. Milton Watson, shareholders of the Company, are directors of the Foundation.

STOCK PERFORMANCE CHART

     The Stock Performance Chart graphs the Company's performance during the previous five (5) fiscal years in comparison to returns on the S&P500 and the S&P Health Diversified.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD                                                S&P HEALTH CARE -
      (FISCAL YEAR COVERED)          UNITED AMERICAN        S&P 500          DIVERSIFIED
1992                                              100                100                100
1993                                              175             113.63              94.60
1994                                           337.50             115.23              97.38
1995                                           350.00             145.27             143.12
1996                                           210.00             183.04             196.79
1997                                              120             246.32             302.21

       (Assumes initial investment of $100 and reinvestment of dividends)

1998 ANNUAL MEETING

     Shareholders may present proposals to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting of the Shareholders provided such proposals are received by the Company no later than July 12, 1998.

                                          Anita C.R. Gorham, Secretary

Detroit, Michigan
October 22, 1997

                                    PROXY
                          SOLICITED ON BEHALF OF THE
                            BOARD OF DIRECTORS OF
                    UNITED AMERICAN HEALTHCARE CORPORATION

[                                                                              ]

The undersigned shareholder hereby appoints Julius V. Combs, M.D. and Ronald
R. Dobbins, and each of them, with full power of substitution, as true and lawful attorneys and proxies of the undersigned to represent and vote the Common Shares owned by the undersigned in United American Healthcare Corporation at the Annual Meeting of Shareholders to be held November 13, 1997 at 10:30 a.m. (eastern standard time) at the Crowne Plaza Hotel in Detroit, Michigan, and at any adjournment thereof, with like effect and as if the undersigned was personally present and voting, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the Notice of Meeting and Proxy Statement furnished herewith (the receipt of which is hereby acknowledged).

The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to any person or persons with respect to such Common Shares and ratifies any and all actions taken by the above-named proxies hereunder.

Set forth on the reverse side are the number of Common Shares held of record by you as of October 6, 1997. You are asked to vote on the business identified on the reverse side.

                                            (CHANGE OF ADDRESS/COMMENTS)

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------
                                        (If you have written in the above
                                        space, please mark the corresponding box on the reverse side of this card.)

[SEE REVERSE SIDE]

                 (To be signed and dated on the reverse side)
--------------------------------------------------------------------------------
                    UNITED AMERICAN HEALTHCARE CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/



                                                         For      Withheld    For All
                                                         All        All       Except     Vote Withheld from the following nominee(s)
1.  ELECTION OF DIRECTORS                                / /        / /        / /
    Nominees: Emmett S. Moten, Jr., Louis J. Nicholas,                                   ---------------------------------
    William Fitzgerald, Esq.

                                                         For       Against   Abstain     IF YOU PLAN TO ATTEND
2.  Approve Selection of Independent Accountants         / /        / /        / /       THE MEETING IN PERSON,    / /
                                                                                         PLEASE CHECK BOX:

                                                                                         Change of Address         / /

                                                                                                                         Date
                                                                                         -------------------------------      ------
                                                                                         Signature of Shareholder


                                                                                                                         Date
                                                                                         -------------------------------      ------
                                                                                         Signature(s) of Joint Owner(s)

                                                                                         Please sign exactly as your name(s)
                                                                                         is imprinted on this proxy.  If your shares
                                                                                         are held in a joint account, each joint
                                                                                         owner should sign.  If you are signing for
                                                                                         a corporation or partnership or as agent,
                                                                                         attorney, executor, administrator, trustee,
                                                                                         guardian or other fiduciary, indicate the
                                                                                         capacity in which you are signing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY WHICH RECOMMENDS VOTING FOR ALL ITEMS.  IT WILL BE VOTED
AS SPECIFIED.  IF NOT SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH ITEM LISTED ABOVE, AND FOR OR AGAINST
ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.


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